                                                                   Exhibit 10.9

                                SUPPLY AGREEMENT

     THIS AGREEMENT is entered into as of May 15th, 1996, between InnoPet Brands Corp., a Delaware corporation ("Purchaser") and Monfort, Inc., a Delaware corporation d/b/a Platte River By-Products ("Supplier").

     WHEREAS, Supplier wishes to sell to Purchaser certain meat by-products (the "Product") described in Exhibit A, attached hereto and incorporated herein by reference.

     WHEREAS, Purchase desires to purchase the Product, subject to compliance by Supplier with the terms and conditions of this Agreement, as amended from time to time throughout the term hereof (this Agreement, togther with all amendments, addenda and exhibits hereto, is referred to herein as the "Agreement").

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Supplier hereby agree as follows:

     1. Orders.

          a. During the term of the Agreement, Supplier shall enter into specific contracts and purchase orders with Purchaser or its affiliates (collectively, the "Purchasers") and shall stand ready to accept orders from the Purchasers to purchase the Product at prices, in quantities, and on terms described herein, in such contracts or purchase orders, or as negotiated between Supplier and the Purchasers from time to time. The purpose of this Agreement is to set forth the general terms under which Supplier will provide the Product to the Purchaser.

          b. In the event Supplier is unable to supply the Product as specified for any reason during the term of this Agreement or should such Product become depleted, Supplier agrees to use reasonable efforts to provide substitute product reasonably acceptable to Purchaser at the prices, quantities, and terms as set forth on Exhibit B attached hereto or as set forth in separate agreements negotiated between Supplier and the Purchasers.


     2. Inspection. Purchaser shall have the right to inspect, during normal business hours and with reasonable advance notice, (a) any plant and/or manufacturing facilities of Suppliers at which the Product is produced, (b) all of the Supplier's facilities and equipment relating to storage and deliver of the Product and all components thereof, and (c) the Product (prior to its shipment to any of the Purchasers). Purchaser shall treat all of Supplier's information as confidential and agrees that if required by Supplier, Purchaser shall execute a confidentiality agreement in form and content reasonably acceptable to Purchaser and Supplier.

     3. Product Testing. If requested by Purchaser, Supplier shall promptly submit to Purchaser or to a product testing laboratory designated by Purchaser, at Purchaser's sole cost and expense, in accordance with a testing schedule established by Purchaser, samples of the product produced by Supplier or samples of any components thereof.

     4. Indemnification. Supplier agrees to defend, indemnify and hold harmless Purchaser of and from all claims, demands, losses, damages, liabilities, and costs from any breach of the warranty set forth in Paragraph 12, hereinafter, except and unless any such claim, demand or loss is caused by the misconduct or negligence of Purchaser, its agents, officers and employees. Purchaser agrees to defend, indemnify and hold harmless Supplier of and from all claims, demands, losses, damages, liabilities, and costs for injury to person or damage to property arising from Purchaser's operations including, but not limited to, the selling, handling, using, processing, mixing, packaging or transporting of any Product sold by supllier to Purchaser, except and unless any such claim, demand, or loss is caused by the midconduct or negligence of Supplier, its agents, officers and employees.

     5. Insurance. Supplier agrees to maintain, during the entire term of this Agreement, a comprehensive general liability insurance policy, including product liability coverage and contractual liability coverage, or self insurance insuring against the liabilities assumed under this Agreement, in minimum amounts of $1,000,000 per occurrence for damage, injury and/or death to persons and $500,000 per occurrence for damage and/or injury to property.

     6. Recall. In the event it is deemed necessary by either Purchaser and/or Supplier to recall from any Purchaser any quantity of the Product, as a result of failure of the Product related to the quality, fitness and/or safety of the Product, Supplier agrees to cooperate with Purchaser to insure expeditious recall.

     7. Term. The term of this Agreement shall commence on the date hereof and shall expire on the date established by the parties by a separate addendum hereto, unless earlier terminated pursuant to Paragraph 11 hereof. If no date is so established for the end of the term of this Agreement, then the Agreement shall continue until terminated pursuant to Paragraph 11 hereof.

     8. Trademarks. During the term hereof, Supplier shall not use, without the prior written consent of an officer of Purchaser, any trademarks or service marks of Purchaser in any manner whatsoever.

     9. Confidentiality. Supplier and Purchaser acknowledge that the terms of this Agreement and any other information provided by either party pursuant to this Agreement may include valuable, proprietary, and confidential matter or information relating to trade secrets, concepts, formulas, product configurations, designs, specifications, manufacturing processes, operational processes, equipment, suppliers, customers, employees, research developments, inventions, engineering, marketing, merchandising, purchasing, finances, and other information for a valuable, proprietary, and confidential nature, ("Confidential Matter") and shall be used only pursuant to the terms and for the purposes of this Agreement. Supplier and Purchaser shall comply with reasonably prudent procedures designed to maintain in confidence, safeguard such Confidential Matter, and not use such Confidential Matter except consistent with this Agreement and use reasonable efforts to prevent disclosure to others of the Confidential Matter. The obligations of parties under this Agreement shall not apply to anything (a) which is known to Supplier or Purchaser at the time of disclosure to the other party; (b) which is or becomes publicly available through no fault of the other party; (c) which is acquired by the other party from a third party who has the legal right to make the disclosure to it; or
(d) the disclosure of which is required by law.

     10. Subsequent Product. Notwithstanding anything herein to the contrary, the manufacture, storage, shipment and/or distribution by Supplier of any new or modified product development by Supplier shall be controlled by Supplier unless the Product is based upon confidential matter supplied by Purchaser.

     11. Termination. Notwithstanding the provisions of Paragraph 7 hereof, Purchase or Supplier may cancel this Agreement without cause and without penalty upon sixty (60) days written notice to the other party. In the event of such termination, Purchaser shall be responsible for Supplier's finished inventory not to exceed a sixy (60) day supply.

     12. Warranties. Supplier warrants that the Product, as of the date of shipment or delivery, to be:

          a. Not adulterated or misbranded within the meaning of any federal or state law or municipal ordinace related to the Product; and

          b. Not a misbranded hazardous substance within the meaning of that term in the federal Hazardous Substances Act.

          Purchaser agrees to notify the Supplier in writing within a reasonable time to any claim for violation of any of the above-mentioned laws, giving the name and address of the complaining party and the product concerned.

     13. Notices. All notices required hereunder shall be in writing and shall be deemed given, whether actually received or not, (a) when delivered in person,
(b) five (5) business days after such item is deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, or (c) one (1) business day after such item is deposited with Federal Express or other generally recognized overnight courier, shipping charges prepaid, addressed to the appropriate party hereto at its address set out below, or at such other address as it shall have theretofore specified by written notice delivered in accordance herewith:

Supplier                                          Purchaser
--------                                          ---------

Monfort, Inc.                                     InnoPet Products Corp.
d/b/a Platte River By-Products                    1 East Broward Blvd.
P.O. Box G                                        Suite 1100
Greeley, CO 80632                                 Ft. Lauderdale, FL 33301

     14. Independent Contractor. Supplier acknowledges that it is an independent contractor and is neither an agent, partner, joint venturer nor employee of Purchaser. Supplier shall have no authority to bind or otherwise obligate Purchaser in any manner nor shall Supplier represent to anyone that it has a right to do so.

     15. Survival. The provisions of Paragraphs 4, 6, 9 and 12 hereof, and any provision hereof which imposed upon Supplier an obligation after termination or expiration of this Agreement, shall survive termination or expiration hereof and be binding upon Supplier.

     16. Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

     17. Waiver, Modification or Amendment. Except for changes in the Specifications which may be made by Purchaser at any time, neither this Agreement nor any of its provisions may be waived, modified or amended except by an instrument in writing signed by the parties hereto.

     18. Entire Agreement. This Agreement, as supplemented or amended hereafter, constitutes the entire agreement between Purchaser and Supplier and supersedes any and all prior negotiations, understandings, and/or agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

     19. Benefit of Agreement. The Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their successors and assigns.

     20. Compliance; No Waiver. The failure of Purchaser of Supplier to insist upon strict compliance with any of the terms hereof shall not be considered to be a waiver of any such terms nor shall it affect the right of either party to insist upon strict compliance herewith at any time thereafter.

     21. Severability. If any provision of this Agreement shall be contrary to the laws or jurisdiction in which the same shall be sought to be enforced, the illegality or unenforceability of any such provision shall not affect the other terms, covenants, terms or conditions, hereof, and the remainder of the Agreement, or the application of such illegal or unenforceable term or provision to persons or circumstances other than those as to which this Agreement is held to be illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     22. Compliance With Laws. Supplier shall comply with all applicable federal, state and local laws and executive orders and regulations issued pursuant thereto, including without limitation all laws relating to equal employment opportunity.

     IN WITNESS WHEREOF, Purchaser and Supplier have executed the Agreement on the date or dates set forth below, to be effective as of the date first above written.

MONFORT, INC. D/B/A PLATTE                   PURCHASER:
RIVER BY-PRODUCTS COMPANY

By: /s/ Roger Dreyer                         By: /s/ Edwin Christensen
    -------------------------                    ------------------------------
        Roger Dreyer                                 Edwin Christensen

Title: V.P. Spec. Divs.                      Title:
      -----------------------                    ------------------------------
                                                 Vice President of Manufacturing

                                Supply Agreement
                             Monfort & InnoPet Inc.


                                   Exhibit A

1. MDB Test #11

      Description: 80% mechanically de-boned beef, 20% beef liver, and 20% de-boned beef. No entrails or any other by-products are allowed with the exception of liver and heart. Green de-naturant is not allowed. Must comply with all USDA and state food laws.

      This material should be free of foreign material of any kind. This material will also be subject to random sampling to insure it is of high quality and within InnoPet specifications. This product also needs to meet all state and FDA regulations.

      Product outside of specifications will be rejected.

      Anti-oxidant will be supplied by InnoPet Inc.
      Anti-oxidant will be added of a type and quantity requested by InnoPet. A reasonable cost for this service will be charged.

      Specifications: Percent (%)

                                        Minimum                  Maximum
                                        -------                  -------
      Moisture                             70                       72
      Protein                              12                       14
      Fat                                  10                       12
      Ash                                 1.9                      2.2

      Quantity and Price: 6 to 15 million pounds per year for the next 3 years @ $.17 FOB Grand Island

      Form: Frozen, palletized, nude blocks, stretch wrapped

      Product released via shipping advisory. Exhibit B attached hereto, which contains P.O. #.

      Terms: $25,000 open credit line, net 14 days.

      David Vinsonhaler

                                                                       Exhibit B

                                 --------------
                                 Delivery Date
                                 --------------

                                  INNOPET INC.
                     One East Broward Boulevard, Suite 1100
                         Fort Lauderdale, Florida 33301
                                 Attention: Ed
                 Telephone: (954) 356-0036 Fax: (954) 356-0039
                               Shipping Advisory

Date: ___________________________       P.O. __________________________________


To:   ___________________________       Ship To: ______________________________

Company:   Platte River by Products       Company:  FS Freezer Services
Address:   1226 N. 11th Ave.              Address:  455 S. 57th Avenue
           Greeley, CO 80632                        Phoenix, AZ 85043
Attention: David Vinsonhaler              Attention:___________________________
Tel: (970) 353-2311 FAX: (970) 356-0863   Tel: (602) 936-1733 FAX:


--------------------------------------------------------------------------------
Order Date               Ship Via                 F.O.B.         Delivery Date
--------------------------------------------------------------------------------
               UPS Ground      [ ] Prepaid    Grand Island, NE
                               [ ] Collect
--------------------------------------------------------------------------------
Quantity                 Item Description              Unit Cost      Total Cost
--------------------------------------------------------------------------------
6.2 million lbs.    MDB Test # 11:80% mechanically          .17/lb.
                    de-boned beef, 20% beef liver
                    and 20% de-boned beef. No
                    entrails or any other by-products
                    are allowed with the exception of
                    liver & heart. Green de-naturant is
                    not allowed. Must comply with all
                    USDA and state food laws.
                    Specifications: Percent (%)
                                   Minimum   Maximum
                                   -------   -------
                    Moisture         70         72
                    Protein          12         14
                    Fat              10         12
                    Ash             1.9        2.2
--------------------------------------------------------------------------------
Terms: $25,000 open credit line, net 14 days.
--------------------------------------------------------------------------------
                             SHIPPING INSTRUCTIONS
(1) Please facsimile copies of the Airway Bill or Bills of Lading upon release of the order to the shipper, to InnoPet Inc. at (954) 356-0039. (2) Please notify us immediately if you are unable to ship complete order by date specified.

--------------------------------------------------------------------------------
Company: InnoPet Inc.

____________________________________________________    _______________________
                Authorized Signature                    Date

David Vinsonhaler                                       6-3-96
----------------------------------------------------    -----------------------
  Accepted By:

____________________________________________________    _______________________

2. BEEF LIVER

      Description: 100% Beef Liver, without bile sacs attached. Green de-naturant is not allowed. Must comply with all USDA and state food laws.

      This material should be free of foreign material of any kind. This material will also be subject to random sampling to insure it is of high quality and within InnoPet specifications. This product also needs to meet all state and FDA regulations.

      Product outside of specifications will be rejected.

      Anti-oxidant will be supplied by InnoPet.
      Anti-oxidant will be added of a type and quantity requested InnoPet. A reasonable cost for this service will be charged.

      Specifications: Percent (%)

                                        Minimum                  Maximum
                                        -------                  -------
      Moisture                             69                       74
      Protein                              17                       19
      Fat                                   4                        8
      Ash                                 1.75                     3.5

      Quantity: Negotiated quarterly

      Price: F.O.B. Greeley, CO or Grand Island, NE
             Negotiated quarterly

      Form: Frozen, palletized, nude blocks, stretch wrapped

      Product released via shipping advisory. Exhibit B attached hereto, which contains P.O. #.

      Terms: $25,000 open credit line, net 14 days

                                 --------------
                                 Delivery Date
                                 --------------

                                  INNOPET INC.
                     One East Broward Boulevard, Suite 1100
                         Fort Lauderdale, Florida 33301
                                 Attention: Ed
                 Telephone: (954) 356-0036 Fax: (954) 356-0039
                               Shipping Advisory

Date: ___________________________       P.O. __________________________________


To:   ___________________________       Ship To: ______________________________

Company:   Platte River by Products       Company:  FS Freezer Services
Address:   1226 N. 11th Ave.              Address:  455 S. 57th Avenue
           Greeley, CO 80632                        Phoenix, AZ 85043
Attention: David Vinsonhaler              Attention:___________________________
Tel: (970) 353-2311 FAX: (970) 356-0863   Tel: (602) 936-1733 FAX:


--------------------------------------------------------------------------------
Order Date               Ship Via                 F.O.B.         Delivery Date
--------------------------------------------------------------------------------
               UPS Ground      [ ] Prepaid    Greeley, CO. or
                               [ ] Collect    Grand Island, NE
--------------------------------------------------------------------------------
Quantity                 Item Description              Unit Cost      Total Cost
--------------------------------------------------------------------------------
Negotiated          Beef liver  100% Beef liver,       Negotiated
Quarterly           without bile sacs attached.        Quarterly
                    Green de-naturant is not
                    allowed.

                    Must comply with all USDA and
                    state food laws.

                    Specification: Percent (%)
                                   Minimum   Maximum
                                   -------   -------
                    Moisture         69         74
                    Protein          17         19
                    Fat               4          8
                    Ash             1.75       3.5
--------------------------------------------------------------------------------
Terms: $25,000 open credit line, net 14 days.
--------------------------------------------------------------------------------
                             SHIPPING INSTRUCTIONS
(1) Please facsimile copies of the Airway Bill or Bills of Lading upon release of the order to the shipper, to InnoPet Inc. at (954) 356-0039. (2) Please notify us immediately if you are unable to ship complete order by date specified.

--------------------------------------------------------------------------------
Company: InnoPet Inc.

____________________________________________________    _______________________
                Authorized Signature                    Date


____________________________________________________    _______________________
  Accepted By:                                          Date

____________________________________________________    _______________________